Exhibit 99.2

Cash America Announces New Share Repurchase Authorization for up to 3 Million Shares

FORT WORTH, Texas--(BUSINESS WIRE)--October 29, 2015--Cash America International, Inc. (NYSE: CSH) announced today that its board of directors, at its regularly scheduled meeting, authorized the repurchase of up to 3.0 million shares of the Company’s outstanding common stock, par value $0.10 per share. The share repurchase authorization does not have an expiration date, and the amount and prices paid for any future share purchases under the new authorization will be based on market conditions and other factors at the time of the purchase. Repurchases under the share repurchase program will be made through open market purchases or private transactions, in accordance with applicable federal securities laws. This new authorization will commence upon conclusion of the previous authorization to purchase up to 4.0 million shares of common stock, which was announced on January 29, 2015. As of September 30, 2015, the Company had purchased 81.5% of the January 2015 authorization with 741,834 shares remaining to be repurchased.

Repurchased shares will be held as treasury stock for general corporate purposes. As of September 30, 2015, there were approximately 26 million shares of Cash America common stock issued and outstanding; therefore, the new authorization represents approximately 12% of the currently issued and outstanding shares of common stock.

About the Company

As of September 30, 2015, Cash America International, Inc. (the “Company”) operated 903 total locations offering specialty financial services to consumers, which included the following:

  825 lending locations in 20 states in the United States primarily under the names “Cash America Pawn,” “SuperPawn,” “Cash America Payday Advance,” and “Cashland;” and
  78 check cashing centers (all of which are unconsolidated franchised check cashing centers) operating in 12 states in the United States under the name “Mr. Payroll.”

For additional information regarding the Company and the services it provides, visit the Company’s website located at: http://www.cashamerica.com or its mobile app, which may be downloaded without cost from the App Store℠ and on Google Play™. App Store is a service mark of Apple Inc. and Google Play is a trademark of Google Inc.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward-looking statements about the business, financial condition, operations and prospects of the Company. The actual results of the Company could differ materially from those indicated by the forward-looking statements because of various risks and uncertainties including, without limitation: the effect of, compliance with or changes in laws, rules and regulations applicable to the Company's business or changes in the interpretation or enforcement thereof; the regulatory and examination authority of the Consumer Financial Protection Bureau, including the effect of and compliance with a consent order the Company entered into with the Consumer Financial Protection Bureau in November 2013; accounting and income tax risks related to goodwill and other intangible asset impairment, certain tax positions taken by the Company and other accounting matters that require the judgment of management; the Company’s ability to attract and retain qualified executive officers; the effect of any current or future litigation proceedings, including an unfavorable outcome in an outstanding lawsuit relating to the Company’s 5.75% Senior Notes due 2018 even though the Company believes the lawsuit is without merit and will vigorously defend its position, and any judicial decisions or rule-making that affects the Company, its products or the legality or enforceability of its arbitration agreements; decreased demand for the Company’s products and services and changes in competition; fluctuations in the price of gold and changes in economic conditions; public perception of the Company’s business and the Company’s business practices; risks related to the Company’s financing, such as compliance with financial covenants in the Company’s debt agreements, the Company’s ability to satisfy its outstanding debt obligations, to refinance existing debt obligations or to obtain new capital; risks related to interruptions to the Company’s business operations, such as a prolonged interruption in the Company’s operations of its facilities, systems or business functions, cyber-attacks or security breaches or the actions of third parties who provide, acquire or offer products and services to, from or for the Company; risks related to the expansion and growth of the Company’s business, including the Company’s ability to open new locations in accordance with plans or to successfully integrate newly acquired businesses into its operations; risks related to the 2014 spin-off of the Company’s former E-Commerce Division that comprised its e-commerce segment, Enova International, Inc.; fluctuations in the price of the Company’s common stock; the effect of any of the above changes on the Company’s business or the markets in which the Company operates; and other risks and uncertainties indicated in the Company’s filings with the Securities and Exchange Commission. These risks and uncertainties are beyond the ability of the Company to control, nor can the Company predict, in many cases, all of the risks and uncertainties that could cause its actual results to differ materially from those indicated by the forward-looking statements. When used in this release, terms such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “projects” and similar expressions and variations as they relate to the Company or its management are intended to identify forward-looking statements. The Company disclaims any intention or obligation to update or revise any forward-looking statements to reflect events or circumstances occurring after the date of this release.

CONTACT:
Cash America International, Inc.
Thomas A. Bessant, Jr., 817-335-1100